EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-115535 of Cogent, Inc. of our reports dated May 14, 2004 (September 8, 2004 as to the fourth paragraph of Note 5) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/    DELOITTE & TOUCHE LLP

Los Angeles, California

September 8, 2004